U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM 8-K/A

                            CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 1999


                       WORLD SHOPPING NETWORK, INC.
         (Exact name of registrant as specified in its charter)

                                 Delaware
         (State or jurisdiction of incorporation or organization)

                                000-20277
                         (Commission File Number)

                                11-2872782
                   (I.R.S. Employer Identification Number)

1530 Brookhollow Drive, Suite C, Santa Ana, California        92705
  (Address of principal executive offices)                 (Zip Code)

           Registrant's telephone number:  (714) 427-0760


(Former name or former address, if changed since last report)

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) Effective on September 10, 1999, the independent accountant who was previously engaged as the principal accountant to audit the registrant's financial statements, Rothstein, Kass & Company, P.C., was dismissed by the Registrant. This accountant's report on the financial statements for the past two years neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Board of Directors.

During the Registrant's two most recent fiscal years and any subsequent interim period preceding such resignation, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's two most recent fiscal years and the subsequent interim period preceding the former accountant's dismissal.

(b) Effective on September 15, 1999, the firm of Keyhan Company has been engaged to serve as the new principal accountant to audit the Registrant's financial statements. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging that accountant, neither the registrant (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

                               SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       World Shopping Network, Inc.



Dated: March 7, 2000                   By: /s/ John J. Anton
                                       John J. Anton, President

                           EXHIBIT INDEX

Number                 Exhibit Description

16  Letter on Change in Certifying Accountant (see below).